EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-184616 and 333-194588) and Form S-3 (Nos. 333-177041, 333-183943 and 333-189935) of Coronado Biosciences, Inc. of our report dated March 14, 2014 relating to the financial statements that appear in this Form 10-K.

/s/ PricewaterhouseCoopersLLP

Boston, Massachusetts

March 16, 2015